Exhibit 99.1

UBIQUITI NETWORKS REPORTS FOURTH QUARTER FISCAL 2019 FINANCIAL RESULTS

New York, NY - August 9, 2019 - Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti” or the “Company”) today announced preliminary financial results for the fourth quarter and full year fiscal 2019, ended June 30, 2019.
Fourth Quarter Fiscal 2019 Summary
•Revenues of $286.6 million, increasing 6.3% year-over-year
•GAAP diluted EPS of $1.01, increasing 7.4% year-over-year
•Non-GAAP diluted EPS of $1.19, increasing 17.8% year-over-year
•Repurchased 1,116,466 shares of common stock at an average price of $127.52 per share
Full Fiscal 2019 Financial Summary
•Revenues of $1.2 billion, increasing 14.2% year-over-year
•GAAP diluted EPS of $4.51 increasing 79.7% year-over-year
•Non-GAAP diluted EPS of $4.77, increasing 29.3% year-over-year
•Repurchased 4,733,853 shares of common stock at an average of $99.38 per share
Capital Return Summary
Stock Repurchases
•As of August 8, 2019, the Company had $7.4 million of availability under the $200 million share repurchase program announced on November 9, 2018.
•The Company has initiated a new stock repurchase program authorizing the Company to repurchase up to $500 million of its common stock, as disclosed in the Form 8-K filed on August 9, 2019.
Dividends
•The Company's Board of Directors (the "Board") declared a $0.30 per share cash dividend payable on August 26, 2019 to shareholders of record at the close of business on August 19, 2019.
•The Company intends to pay regular quarterly cash dividends of at least $0.30 per share after the conclusion of each quarter of fiscal year 2020, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company's financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.
Effective Tax Rate
•On June 21, 2019, the Internal Revenue Service published TD 9866 (the "Final GILTI Regulations"), increasing the amount of taxes we owe each year on income earned outside the US. This was the primary driver of the increase in the Company's effective tax rate for the full fiscal year ended June 30, 2019 to 15.4% as compared to our 11.4% effective rate for the nine months ended March 31, 2019.
•The Company’s fourth quarter fiscal 2019 effective tax rate was 27.1% and includes a cumulative adjustment of $12.3 million to reflect the impact of the Final GILTI Regulations on our results reported through the first nine months of fiscal 2019. The reported tax expense for the first three quarters of fiscal 2019 did not reflect these additional taxes due because the Final GILTI Regulations were not published until June 2019.

Change of Name and Transfer to New York Stock Exchange
•Ubiquiti will change its corporate name to Ubiquiti Inc. and transfer its common stock to the New York Stock Exchange (NYSE) from the NASDAQ Global Select Market. The Company’s common stock has been authorized for listing and is scheduled to begin trading on the NYSE on August 20, 2019, under the new trading symbol UI.
•At the close of business on August 19, 2019, the company will legally change its name to Ubiquiti Inc. The last trading day on NASDAQ under the name Ubiquiti Networks, Inc. and the UBNT symbol is expected to be August 19, 2019.
Financial Highlights ($, in millions, except per share data) (unaudited)

Income statement highlights	F4Q19	F3Q19	F4Q18
Revenues	286.6	284.9	269.8
Service Provider Technology	100.9	109.4	105.9
Enterprise Technology	185.7	175.5	163.8
Gross profit	132.9	132.8	120.5
Gross Profit (%)	46.4%	46.6%	44.7%
Total Operating Expenses	32.1	30.7	32.4
Income from Operations	100.8	102.1	88.1
GAAP Net Income	70.9	88.3	70.1
GAAP EPS (diluted)	1.01	1.25	0.94
Non-GAAP Net Income	83.6	88.9	74.8
Non-GAAP EPS (diluted)	1.19	1.26	1.01

Ubiquiti Networks, Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2019	2018	2019	2018 (1)
Service Provider Technology	$100,932	$105,941	$428,490	$446,600
Enterprise Technology	185,709	163,837	733,243	570,261
Total revenues	$286,641	$269,778	$1,161,733	$1,016,861

Ubiquiti Networks, Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2019	2018	2019	2018 (1)
North America	$147,477	$124,451	$497,218	$410,378
South America	20,664	20,570	78,723	92,251
Europe, the Middle East and Africa	92,348	102,310	477,332	411,388
Asia Pacific	26,152	22,447	108,460	102,844
Total revenues	$286,641	$269,778	$1,161,733	$1,016,861
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2018
Income Statement Items
Gross Margins
During the fourth quarter fiscal 2019, GAAP gross profit was $132.9 million. GAAP gross margin of 46.4% increased 1.7% versus the comparable prior-year period GAAP gross margin of 44.7% and decreased 0.2% versus the prior quarter GAAP gross margin of 46.6%.
On a full year basis, fiscal 2019 GAAP gross profit was $537.6 million. GAAP gross margin of 46.3% increased 2.7% versus the comparable prior year period GAAP gross margin of 43.6%.
The increases in gross profit percentage for the fourth quarter fiscal 2019 as compared to the comparable prior-year period was driven by favorable mix of products sold, lower indirect expenses, lower inventory write-offs offset, in part by higher tariff-related costs. The increases in gross profit percentage for the full year fiscal 2019 as compared to the comparable prior-year period was driven by favorable mix of products sold, lower inventory write-offs offset, in party by higher tariff-related costs and higher indirect expenses.
Research and Development
During the fourth quarter fiscal 2019, research and development (R&D) expenses were $22.5 million. This reflects an increase as compared to the R&D expenses of $19.5 million in the comparable prior year period and R&D expenses of $21.3 million in the prior quarter.
On a full year basis, fiscal 2019 R&D expenses were $82.1 million. This reflects an increase as compared to the R&D expense of $74.3 million in the comparable prior year period.
Increased costs in both the fourth quarter fiscal 2019 and full year fiscal 2019, as compared to the comparable prior-year periods, were driven by higher employee-related expenses and other development activities.
Sales, General and Administrative
The Company’s sales, general and administrative (SG&A) expenses for the fourth quarter fiscal 2019 were $9.5 million. This reflects a decrease as compared to the SG&A expenses of $12.9 million in the comparable prior year period and a slight increase as compared to the SG&A expenses of $9.4 million in the prior quarter. The decrease in fourth quarter fiscal 2019 as compared to the comparable prior year period was primarily related to lower professional fees.
On a full year basis, fiscal 2019 SG&A expense was $43.2 million reflecting a slight increase as compared to the SG&A expense of $43.1 million for fiscal 2018. Fiscal 2019 SG&A expenses were consistent with fiscal 2018 primarily due to higher employee-related costs and web store operating costs and offset, in part, by lower professional fees, marketing expense and stock-based compensation.
Net Income and Earnings Per Share
During the fourth quarter fiscal 2019, GAAP net income was $70.9 million and non-GAAP net income was $83.6 million. This reflects an increase in non-GAAP net income from the comparable prior year period by 11.8%, primarily driven by a 6.3% increase in revenues and a higher gross margin.
During the fourth quarter fiscal 2019, GAAP earnings per diluted share was $1.01 and non-GAAP earnings per diluted share was $1.19. This reflects a 7.4% increase in GAAP earnings per share and a 17.8% increase in non-GAAP diluted earnings per share from the comparable prior-year period. Both GAAP and non-GAAP earnings per share benefited from higher net income and a reduction in GAAP and non-GAAP diluted shares outstanding.
Balance Sheet Items
Cash and Investments
Total cash and cash equivalents were $238.1 million as of June 30, 2019 compared with $666.7 million as of June 30, 2018. In addition, as of June 30, 2019, we held $101.5 million in available-for-sale securities.
DSOs
This quarter the Company experienced a decline in days' sales outstanding (DSOs) in accounts receivable to 50 days, as compared with 51 days in the third quarter fiscal 2019.
Inventory
Finished goods inventory as of June 30, 2019 was $260.9 million. This represents a decrease of $15.8 million from March 31, 2019 and an increase of $164.2 million from June 30, 2018. We expect to manage our finished goods inventory to meet demand, reduce lead times and secure supply.
Cash Flow Statement Items
The Company’s net cash flow from operations for the fiscal year ended June 30, 2019 was $259.3 million, compared with net cash flow from operations of $332.05 for the comparable prior year period. The $72.8 million decrease in operating cash flow during fiscal 2019 as compared with the comparable prior year period was primarily driven by the net impact of increased inventory and the corresponding payables, partially offset by higher net income. For the fiscal year ended June
30, 2019, the Company used $157.6 million of cash for investing activities, which was primarily related to net investments in available-for-sale securities of $100.9 million and also used $530.2 million of cash for financing activities, which was driven by $468.2 million in stock repurchases, and $71.4 million in cash dividend payments and offset, in part, by draws of $35.0 million under our revolving facility.
About Ubiquiti Networks
Ubiquiti Networks is focused on democratizing network technology on a global scale — aggregate shipments of nearly 85 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Laura Kiernan
High Touch Investor Relations
laura.kiernan@ubnt.com
Ph. 1-914-598-7733
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our intentions to pay regular quarterly cash dividends, the Company's anticipated corporate name change and transfer of its common stock listing from the NASDAQ Global Select Market to the New York Stock Exchange, and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2018, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ui.com.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2019	2018	2019	2018 (1)
Revenues	$286,641	$269,778	$1,161,733	$1,016,861
Cost of revenues	153,704	149,238	624,129	573,289
Gross profit	$132,937	$120,540	$537,604	$443,572
Operating expenses:
Research and development	22,530	19,508	82,070	74,324
Sales, general and administrative	9,522	12,918	43,237	43,121
Litigation settlement	—	—	18,000	—
Total operating expenses	32,052	32,426	143,307	117,445
Income from operations	100,885	88,114	394,297	326,127
Interest expense and other, net	(3,622)	(3,451)	(12,808)	(11,985)
Income before income taxes	97,263	84,663	381,489	314,142
Provision for income taxes	26,368	14,578	58,795	117,852
Net income	$70,895	$70,085	$322,694	$196,290
Net income per share of common stock:
Basic	$1.01	$0.95	$4.52	$2.54
Diluted	$1.01	$0.94	$4.51	$2.51
Weighted average shares used in computing net income per share of common stock:
Basic	70,169	74,105	71,435	77,179
Diluted	70,282	74,307	71,602	78,331

Other comprehensive income:
Unrealized gains on available-for-sale securities	216	—	393	—
Comprehensive income	$71,111	$70,085	$323,087	$196,290
(1) Derived from audited consolidated financial statements as of and for the fiscal year ended June 30, 2018.

Ubiquiti Networks, Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended				Years Ended June 30,
	June 30, 2019		March 31, 2019	June 30, 2018	2019	2018
Net Income	$70,895		$88,300	$70,085	$322,694	$196,290
Stock-based compensation:
Cost of revenues	27		26	36	347	360
Research and development	526		555	520	2,045	1,873
Sales, general and administrative	31		171	228	498	975
Net Tax Benefits related to Equity Awards Exercises and Vesting	—		—	50	—	(28,138)
Tax Regulation changes	12,264	(1)	—	—		—
Tax Reform	—		—	3,774	2,765	116,572
Litigation settlement	—		—	—	18,000	—
SEC related matters	—		—	492	—	809
Tax effect of Non-GAAP adjustments	(126)		(177)	(396)	(4,685)	(1,328)
Non-GAAP net income	$83,617		$88,875	$74,789	$341,664	$287,413
Non-GAAP diluted EPS	$1.19		$1.26	$1.01	$4.77	$3.69

Shares outstanding (Diluted)	70,282		70,692	74,307	71,602	78,331
Share adjustment (ASU 2016-09 Adoption)	—		—	(50)	—	(338)
Weighted-average shares used in Non-GAAP diluted EPS	70,282		70,692	74,257	71,602	77,993
(1) The $12.3 million non-GAAP adjustment in the fourth quarter fiscal 2019 related to Tax Regulation changes represents our estimate of the impact of the Final GILTI Regulations on our earnings during the first nine months of fiscal 2019. This fourth quarter adjustment is not included in the full year non-GAAP results because the fiscal 2019 results properly reflect the full year impact of the Final GILTI Regulations and we expect the Final GILTI Regulations to impact us in the future. As a result, the sum of the quarterly non-GAAP results will not equal the full year non-GAAP results.
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, net tax benefits related to equity awards exercises and vesting, unusual litigation settlements, SEC related matters, Tax Reform, tax regulations and the tax effects of these non-GAAP adjustments.
Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.
About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:
• Stock-based compensation expense
• Net Tax Benefits related to Equity Awards Exercises and Vesting
• Litigation settlement
• Tax Reform and Tax Regulation changes
• SEC related matters
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740
These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.
For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

Ubiquiti Networks, Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	June 30, 2019	June 30, 2018 (1)
Assets
Current assets:
Cash and cash equivalents	$238,147	$666,681
Investments — short-term	69,866	—
Accounts receivable, net	156,043	174,521
Inventories	264,281	102,220
Vendor deposits	11,608	39,029
Prepaid income taxes	23	—
Prepaid expenses and other current assets	13,843	18,901
Total current assets	753,811	1,001,352
Property and equipment, net	13,618	14,328
Deferred tax assets — long-term	2,910	3,106
Investments — long-term	31,585	—
Other long-term assets	73,941	3,791
Total assets	$875,865	$1,022,577
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,722	$14,098
Income taxes payable	25,556	5,780
Debt — short-term	30,675	24,425
Other current liabilities	84,233	68,613
Total current liabilities	179,186	112,916
Income taxes payable — long-term	124,262	127,719
Debt — long-term	464,700	460,352
Other long-term liabilities	8,440	5,842
Total liabilities	776,588	706,829
Stockholders’ equity:
Common Stock	69	74
Additional paid–in capital	—	393
Accumulated other comprehensive income	393	—
Retained earnings	98,815	315,281
Total stockholders’ equity	99,277	315,748
Total liabilities and stockholders’ equity	$875,865	$1,022,577
(1) Derived from audited consolidated financial statements as of and for the fiscal year ended June 30, 2018.

Ubiquiti Networks, Inc. Condensed Consolidated Cash Flows (In thousands) (Unaudited)
	Years Ended June 30,
	2019	2018 (1)	2017 (2)
Cash Flows from Operating Activities:
Net income	$322,694	$196,290	$257,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,556	7,310	7,103
Amortization of debt issuance costs	1,114	751	256
Premium amortization and (discount accretion), net	(696)	—	—
Write off unamortized debt issuance costs	—	489	—
Provision for inventory obsolescence	1,637	2,336	2,479
Provisions/(recovery) for loss on vendor deposits	2,911	14,891	(1,096)
Stock-based compensation	2,890	3,208	2,785
Deferred taxes	196	2,027	(938)
Other, net	(725)	(849)	1,081
Changes in operating assets and liabilities:
Accounts receivable	18,728	(33,973)	(58,164)
Inventories	(163,659)	35,974	(86,988)
Vendor deposits	27,705	4,798	(22,730)
Prepaid income taxes	(23)	2,419	(2,120)
Prepaid expenses and other assets	(15,812)	(9,404)	(3,061)
Accounts payable	24,329	(34,596)	(2,554)
Income taxes payable	16,318	103,769	5,041
Deferred revenues	9,079	4,941	3,649
Accrued and other liabilities	5,016	31,666	9,787
Net cash provided by operating activities	259,258	332,047	112,036
Cash Flows from Investing Activities:
Purchase of property and equipment and other long-term assets	(9,684)	(9,115)	(7,232)
Private equity investment	(5,000)	—	—
Deposits on long-term asset	(42,000)	—	—
Purchase of investments	(220,076)	—	—
Proceeds from sale of investments	80,889	—	—
Proceeds from maturity of investments	38,304	—	—
Net cash (used in) investing activities	(157,567)	(9,115)	(7,232)
Cash Flows from Financing Activities:
Proceeds from borrowing under the Credit Facility- Term	—	500,000	—
Proceeds from borrowing under the Credit Facility- Revolver	35,000	218,500	99,000
Repayment against Credit Facility- Revolver	—	(399,500)	(34,000)
Repayment against Credit Facility - Term	(25,000)	(88,750)	(11,250)
Debt Issuance Costs	—	(5,186)	—
Repurchases of common stock	(468,225)	(445,014)	(105,229)
Payment of common stock cash dividends	(71,358)	—	—
Proceeds from exercise of stock options	831	1,539	1,436
Tax withholdings related to net share settlements of stock options	—	(40,623)	—
Tax withholdings related to net share settlements of restricted stock units	(1,473)	(1,415)	(1,594)
Net cash (used in) provided by financing activities	(530,225)	(260,449)	(51,637)
Net (decrease) increase in cash and cash equivalents	(428,534)	62,483	53,167
Cash and cash equivalents at beginning of period	666,681	604,198	551,031
Cash and cash equivalents at end of period	$238,147	$666,681	$604,198
Supplemental Disclosure of Cash Flow Information:
Income taxes paid, net of refunds	$41,725	$9,605	$25,743
Interest paid	$23,348	$11,377	$5,194
Non-Cash Investing and Financing Activities:
Unpaid stock repurchases	$2,223	$—	$—
Unpaid property and equipment and other long-term assets	$440	$144	$458
Net unsettled investment purchases, (sales, and maturities)	$(522)	$—	$—
(1) Derived from audited consolidated financial statements as of and for the fiscal year ended June 30, 2018.
(2) Derived from audited consolidated financial statements as of and for the fiscal year ended June 30, 2017.
1